Exhibit 10.1

FORM OF CAPPED CALL CONFIRMATION

[INSERT NAME AND ADDRESS OF DEALER]

Opening Transaction

To:	Virgin Media Inc. 909 Third Avenue, Suite 2863 New York, New York 10022

A/C:	[Insert Account Number]

From:	[Dealer]

Re:	Capped Call Transaction

Ref. No:	[Insert Reference Number]

Date:	[ ], 2010

Dear Sir(s):

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between [Dealer] (“Dealer”) [, represented by [         ] (the “Agent”) as its agent,](1) and Virgin Media Inc. (“Counterparty”).  The additional terms of the Transaction are as set forth in the Trade Notification in the form of Schedule A hereto (the “Trade Notification”), which shall reference this Confirmation and supplement, form a part of, and be subject to this Confirmation.  This Confirmation as supplemented by the Trade Notification shall constitute a “Confirmation” as referred to in the ISDA Master Agreement specified below.

(1)  Delete if not applicable to Dealer and add Agent specific provision in the Confirmation if applicable

1.     This Confirmation and the Trade Notification are subject to, and incorporate, the definitions and provisions of the 2006 ISDA Definitions (the “2006 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2006 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”).  In the event of any inconsistency between the 2006 Definitions and the Equity Definitions, the Equity Definitions will govern.  Certain defined terms used herein have the meanings assigned to them in the Indenture dated as of April 16, 2008 between Counterparty and The Bank of New York, as trustee (the “Indenture”), relating to the USD1,000,000,000 principal amount of 6.50% Convertible Senior Notes due 2016 (the “Convertible Securities”).  In the event of any inconsistency between the terms defined in the Indenture and this Confirmation as supplemented by the Trade Notification, this Confirmation as supplemented by the Trade Notification shall govern.  The parties further acknowledge that references to the Indenture herein are references to the Indenture as in effect on the date of this Confirmation and if the Indenture is amended, modified or supplemented following such date, any such amendment, modification or supplement will be disregarded for purposes of this Confirmation (other than Section 8(b)(ii) below) unless the parties agree otherwise in writing.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

This Confirmation as supplemented by the Trade Notification evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation and the Trade Notification relate.  This Confirmation and the Trade Notification shall be subject to an agreement (the “Agreement”) in the form of the 1992 ISDA Master Agreement (Multicurrency—Cross Border) as if Dealer and Counterparty had executed an agreement in such form on the date hereof (but without any Schedule except for (i) the election of Loss and Second Method (it being agreed that any Loss will be determined by the relevant party acting in good faith and using commercially reasonable procedures in order to produce a commercially reasonable result), and US Dollars (“USD”) as the Termination Currency, (ii) the replacement of the word “third” in the last line of Section 5(a)(i) of the Agreement with the word “first”, (iii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Counterparty and shall apply to Dealer, with the deletion of the words “, or becoming capable at such time of being declared,” from clause (1) of Section 5(a)(vi) and the specification of a “Threshold Amount” for Dealer equal to [USD100 million] [2% of shareholders’ equity of Dealer (with “Specified Indebtedness” not including obligations in respect of deposits received in the ordinary course of Dealer’s banking business)] and a “Threshold Amount” for Counterparty equal to the USD equivalent (as determined by the Calculation Agent) of GBP50 million and (iv) the insertion of “, absent manifest error” immediately before the period at the end of the last sentence of Section 6(d)(i)).  In addition, Section 5(a)(vi) of the Agreement shall be amended by adding at the end thereof after the semicolon the following: “provided that such default shall not constitute an Event of Default under (2) above if it arises from a failure to pay caused by an error or omission of an administrative or operational nature where (i) funds required to make the relevant payment were available to the relevant party to enable it to make such payment when due and (ii) such payment is in fact made within two Local Business Days after the relevant party receives written notice from an interested party of such default;”.

All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation and the Trade Notification except as expressly modified herein or therein.  In the event of any inconsistency between this Confirmation, the Trade Notification and either the Definitions or the Agreement, the following will prevail for purposes of the Transaction in order of precedence indicated: (i) the Trade Notification, (ii) this Confirmation, (iii) the Agreement (without regard to the Trade Notification and the Confirmation) and (iv) the Definitions.

The Transaction hereunder shall be the sole Transaction under the Agreement.  If there exists any ISDA Master Agreement between Dealer and Counterparty or any confirmation or other agreement between Dealer and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer and Counterparty, then notwithstanding anything to the contrary in such ISDA Master

Agreement, such confirmation or agreement or any other agreement to which Dealer and Counterparty are parties, the Transaction shall not be considered a Transaction under and as defined in, or otherwise governed by, such existing or deemed ISDA Master Agreement.

2.     The Transaction constitutes a Share Option Transaction for purposes of the Equity Definitions.  The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[ ], 2010

Effective Date:	[ ], 2010

Option Style:	Modified American, as described under “Procedures for Exercise” below.

Option Type:	Call

Seller:	Dealer

Buyer:	Counterparty

Shares:	The Common Stock of Counterparty, par value USD0.01 (Ticker Symbol: “VMED”).

Number of Options:

900,000,000, which is 90% of the number of Convertible Securities in denominations of USD1,000 principal amount issued by Counterparty and outstanding as of the Trade Date. For the avoidance of doubt, the Number of Options outstanding shall be reduced by each exercise of Options hereunder.

Option Entitlement:

As of any date, a number of Shares per Option equal to the “Conversion Rate” (as defined in the Indenture) as of such date, but without regard to any adjustments to the Conversion Rate pursuant to a Fundamental Change Adjustment or a Discretionary Adjustment.

Fundamental Change Adjustment:	Any adjustment to the Conversion Rate pursuant to Section 12.01(e) of the Indenture.

Discretionary Adjustment:	Any adjustment to the Conversion Rate pursuant to Section 12.04(f) of the Indenture.

Strike Price:	As of any date, an amount in USD equal to USD1,000 divided by the Option Entitlement as of such date.

Cap Price:	USD[ ]

Number of Shares:	The product of the Number of Options [and/,] the Option Entitlement [and the Applicable Percentage].

[Applicable Percentage:	[ ]%]

Premium:

As set forth in the Trade Notification, to be determined by reference to the table set forth in Schedule B and based on the Hedge Period Reference Price. If the exact Hedge Period Reference Price does not appear in such table, the Premium shall be determined by linear interpolation or extrapolation using the two closest Hedge Period Reference Prices appearing in such table.

Initial Premium:	USD[ ]

Initial Premium Payment Date:	Effective Date

Additional Payment:

(i) If the Additional Premium Amount is greater than zero, Counterparty shall pay to Dealer the Additional Premium Amount on the Additional Premium Payment Date and (ii) if the Additional Premium Amount is less than zero, Dealer shall pay to Counterparty the absolute value of such difference on the Additional Premium Payment Date.

Additional Premium Amount:	Premium minus Initial Premium.

Additional Premium Payment Date:	As set forth in the Trade Notification, to be the third Exchange Business Day following the Hedge Period End Date.

Exchange:	NASDAQ Global Select Market

Related Exchange:	All Exchanges

Hedge:

Hedge Period:	The period from and including the Hedge Period Start Date to and including the Hedge Period End Date.

Hedge Period Start Date:	[ ], 2010[, subject to postponement as provided in “Counterparty Notification” below.](2)

Hedge Period End Date:	[ ], 2010, subject to postponement as provided in “Valuation Disruption” [and “Counterparty Notification”](3) below.

Hedge Period Reference Price:	As set forth in the Trade Notification, to be the average of the VWAP Prices for the Exchange Business Days in the Hedge Period, subject to “Valuation Disruption” below.

VWAP Price:

For any Exchange Business Day, as determined by the Calculation Agent based on the NASDAQ 10b-18 Volume Weighted Average Price per Share for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 P.M. New York City time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “VMED Q <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business

(2)  Delete for Dealer 1

(3)  Delete for Dealer 1

Day for any reason or the Calculation Agent determines that such price is clearly erroneous, such VWAP Price shall be as determined by the Calculation Agent.  For purposes of calculating the VWAP Price, the Calculation Agent will include only those trades that are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such trades, “Rule 10b-18 eligible transactions”).

Valuation Disruption:

The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Scheduled Trading Day during the Hedge Period” after the word “material,” in the third line thereof.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Notwithstanding anything to the contrary in the Equity Definitions, to the extent that a Disrupted Day occurs in the Hedge Period, the Calculation Agent may postpone the Hedge Period End Date by a number of days that is no more than the number of applicable Disrupted Days.  If any such Disrupted Day is a Disrupted Day because of a Market Disruption Event (or a deemed Market Disruption Event as provided herein), the Calculation Agent shall determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the VWAP Price for such Disrupted Day shall not be included for purposes of determining the Hedge Period Reference Price or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the VWAP Price for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions in the Shares on such Disrupted Day taking into account the nature and duration of such Market Disruption Event, and the weighting of the VWAP Price for the relevant Exchange Business Days during the Hedge Period shall be adjusted by the Calculation Agent for purposes of determining the Hedge Period Reference Price with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.  Any Exchange Business Day on which, as of the date hereof, the Exchange is scheduled to close prior to its normal close of trading shall be deemed not to be an Exchange Business Day; if a closure of the Exchange prior to its normal close of trading on any Exchange Business Day is scheduled following the date hereof, then such Exchange Business Day shall be deemed to be a Disrupted Day in full.

If a Disrupted Day occurs during the Hedge Period and each of the eight immediately following Scheduled Trading Days is a Disrupted Day, then the Calculation Agent may deem such eighth Scheduled Trading Day to be an Exchange Business Day that is not a Disrupted Day and determine the VWAP Price for such eighth Scheduled Trading Day using its good faith estimate of the value of the Shares on such eighth Scheduled Trading Day based on the volume, historical trading patterns and price of the Shares and such other factors as it deems appropriate.

In the event that Dealer concludes, in its reasonable discretion based on the advice of nationally recognized outside counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures generally applied by Dealer to transactions similar to the Transaction, for it to refrain from or decrease any market activity relating to the Transaction on any Scheduled Trading Day or Days during the Hedge Period, Dealer may by written notice to Counterparty (and, if the Calculation Agent is neither Dealer nor Counterparty, the Calculation Agent), elect to deem that a Market Disruption Event has occurred and will be continuing on such Scheduled Trading Day or Days.

Notwithstanding anything to the contrary contained herein, Dealer or the Calculation Agent, as the case may be, shall notify the parties of any determination pursuant to these Valuation Disruption provisions (which notice shall state the anticipated Hedge Period End Date as a result of such determination) as promptly as commercially reasonably practicable (but in any event no later than the Exchange Business Day immediately following the affected Exchange Business Day [or, if such affected Exchange Business Day is the scheduled Hedge Period End Date, by 8:00 P.M. New York City time on such scheduled Hedge Period End Date)](4) and shall notify the parties as promptly as commercially reasonably practicable of the cessation of or change in the effect of any event giving rise to a determination pursuant to these Valuation Disruption provisions (which notice shall state the anticipated Hedge Period End Date as a

(4)  Delete for last Dealer

result of such cessation or change in effect of any event giving rise to such determination) (but in any event no later than the Exchange Business Day immediately following the affected Exchange Business Day [or, if such affected Exchange Business Day is the scheduled Hedge Period End Date, by 8:00 P.M. New York City time on such scheduled Hedge Period End Date)](5).  Notwithstanding Section 12(a) of the Agreement, any notice described in this paragraph that is given by the times required in this paragraph will be deemed given and effective on the day so given.  Without limiting the obligation of Dealer or the Calculation Agent, as the case may be, to notify the parties of any determination and the occurrence of a cessation of or change in the effect of any event giving rise to a determination pursuant to these Valuation Disruption provisions, failure by Dealer or the Calculation Agent, as the case may be, to notify the parties of such determination or occurrence shall neither affect the validity of such determination or occurrence nor the effect of such determination or occurrence on the Transaction.

[Counterparty Notification:

If the hedge period under a transaction to which Counterparty is a party similar to the Transaction would overlap with the Hedge Period for the Transaction, then, prior to the scheduled Hedge Period Start Date, Counterparty shall so notify Dealer and the Hedge Period Start Date shall be postponed until Counterparty notifies Dealer that such hedge period under such other transaction is complete (and Counterparty agrees that it shall notify Dealer of such completion no later than the later of (i) 6:00 P.M. New York City time on the date Counterparty receives notice of such overlap and (ii) one hour after Counterparty receives notice of such overlap) and the Hedge Period End Date shall be postponed by an equal number of Scheduled Trading Days.  Notwithstanding Section 12(a) of the Agreement, any notice described in this paragraph that is given by the times required in this paragraph will be deemed given and effective on the day so given.](6)

Procedures for Exercise:

Exercise Date:	Each Conversion Date.

Conversion Date:

Each “Conversion Date” (as defined in the Indenture) occurring during the Exercise Period for Convertible Securities, each in denominations of USD1,000 principal amount, that are submitted for conversion on such Conversion Date in accordance with the terms of the Indenture, excluding (i) the first

(5)  Delete for last Dealer

(6)  Delete for Dealer 1

100,000,000 Convertible Securities that are surrendered for conversion, which represents 10% of the number of Convertible Securities outstanding as of the Trade Date (the “Uncovered Convertible Securities”) and (ii) Convertible Securities that are Excluded Convertible Securities (such non-excluded Convertible Securities the “Relevant Convertible Securities” for such Conversion Date).

Excluded Convertible Securities:

Convertible Securities that are not Uncovered Convertible Securities and are surrendered for conversion on any date prior to the 35th “Scheduled Trading Day” immediately preceding the “Maturity Date” (each as defined in the Indenture).

Exercise Period:	The period from and excluding the Effective Date to and including the Expiration Date.

Expiration Date:

The earlier of (i) the last day on which any Convertible Securities remain outstanding and (ii) the last day on which Convertible Securities can be surrendered for conversion in accordance with the terms of the Indenture.

Automatic Exercise on Conversion Dates:

Applicable; and means that on each Conversion Date, a number of Options equal to the number of Relevant Convertible Securities for such Conversion Date in denominations of USD1,000 principal amount shall be automatically exercised, subject to “Notice of Exercise” below.

Notice Deadline:	In respect of any exercise of Options hereunder on any Conversion Date, 2:00 P.M., New York City time on the Exchange Business Day immediately following such Conversion Date.

Notice of Exercise:

Notwithstanding anything to the contrary in the Equity Definitions, Dealer shall have no obligation to make any payment or delivery in respect of any exercise of Options hereunder and such obligation in respect of such exercise shall be permanently extinguished unless Counterparty notifies Dealer in writing prior to the Notice Deadline in respect of such exercise, of (i) the number of Relevant Convertible Securities being converted on the related Conversion Date and (ii) the scheduled settlement date under the Indenture for the Relevant Convertible Securities for such Conversion Date corresponding to such Exercise Date. For the avoidance of doubt, if Counterparty fails to give such notice when due in respect of any exercise of Options hereunder, Dealer’s obligation to make any payment or delivery in respect of such exercise shall be permanently extinguished, and late notice shall not cure such failure; provided that, notwithstanding the foregoing, such notice (and the related exercise of Options) shall be effective if given after the Notice Deadline, but prior to 2:00 P.M., New York City time, on the Exchange Business Day immediately preceding the “Maturity Date” (as defined in the Indenture), in which event the Calculation Agent shall have the right to adjust the Delivery Obligation as appropriate to reflect the additional costs (including, but not limited to, hedging mismatches and market losses) and reasonable expenses incurred by Dealer in connection with its hedging activities (including the unwinding of any hedge position) as a result of its not having received such notice on or prior to the Notice Deadline.

Notice of Convertible Security Settlement Method:

Counterparty shall notify Dealer in writing before 2:00 P.M., New York City time, on the second “Scheduled Trading Day” immediately prior to the 62nd “Scheduled Trading Day” preceding the “Maturity Date” (each as defined in the Indenture) of the irrevocable election by Counterparty, in accordance with Section 12.02 of the Indenture, of the settlement method and, if applicable, the “Specified Dollar Amount” (as defined in the Indenture) applicable to Relevant Convertible Securities with a Conversion Date occurring on or after August 15, 2016 and ending on and including the second “Scheduled Trading Day” immediately preceding the “Maturity Date” (each as defined in the Indenture) (the “Free Convertibility Period”). If Counterparty fails to provide such timely notice, Counterparty shall be deemed to have notified Dealer that the Relevant Convertible Securities will be settled entirely by the delivery of Shares. Counterparty acknowledges its responsibilities under applicable securities laws, and in particular Section 9 and Section 10(b) of the Exchange Act (as defined below) and the rules and regulations thereunder, in respect of any election of a settlement method with respect to the Convertible Securities that results in a Convertible Security Settlement Method other than Net Share Settlement (as defined below).

Dealer’s Telephone Number	As specified in Section 6(b) below.
and Telex and/or Facsimile Number
and Contact Details for purpose of
Giving Notice:

Settlement Terms:

Settlement Date:

For any Exercise Date, the settlement date for the cash and Shares (if any) to be delivered in respect of the Relevant Convertible Securities for the relevant Conversion Date under the terms of the Indenture assuming that Counterparty had elected to satisfy its conversion obligation in respect of such Relevant Convertible Securities by the Convertible Security Settlement Method, notwithstanding any different actual election by Counterparty with respect to the settlement method for such Relevant Convertible Securities; provided that the Settlement Date shall not be prior to the Exchange Business Day immediately following the date Counterparty provides the Notice of Delivery Obligation prior to 2:00 P.M., New York City time.

Delivery Obligation:

In lieu of the obligations set forth in Sections 8.1 and 9.1 of the Equity Definitions, and subject to “Notice of Exercise” above, in respect of an Exercise Date occurring on a Conversion Date, Dealer will deliver to Counterparty, on the related Settlement Date, a number of Shares and/or amount of cash in USD equal to [the product of (i) the Applicable Percentage and (ii)] the aggregate number of Shares (if any, and cash in lieu of fractional Shares, if any) that Counterparty would be obligated to deliver to the holder(s) of the Relevant Convertible Securities converted on such Conversion Date pursuant to Section 12.02(a) of the Indenture and/or the aggregate amount of cash, if any, in excess of USD1,000 per Convertible Security (in denominations of USD1,000) that Counterparty would be obligated to deliver to holder(s) pursuant to Section 12.02(a) of the Indenture, if Counterparty had elected to satisfy its conversion obligation in respect of such Relevant Convertible Securities by the Convertible Security Settlement Method, notwithstanding any different actual election by Counterparty with respect to the settlement method for such Convertible Securities (collectively, the “Convertible Obligation”); provided that (i) if the Convertible Obligation exceeds the Capped Convertible Obligation, then the Delivery Obligation shall be the Capped Convertible Obligation and (ii) the Convertible Obligation (and, for the avoidance of doubt, the Capped Convertible Obligation) shall be determined excluding any Shares and/or cash that Counterparty is obligated to deliver to holder(s) of the Relevant Convertible Securities as a direct or indirect result of (i) any adjustments to the Conversion Rate pursuant to a Discretionary Adjustment, (ii) any interest payment on the Relevant Convertible Securities that Counterparty is (or would have been) obligated to deliver to holder(s) of the Relevant Convertible Securities for such Conversion Date and (iii) any “Additional Amounts” as defined in the Indenture payable by Counterparty pursuant to Section 8.03 of the Indenture).

Capped Convertible Obligation:

In respect of an Exercise Date occurring on a Conversion Date, the Convertible Obligation that would apply if the “Daily VWAP” for each “VWAP Trading Day” in the “Observation Period” (each as defined in the Indenture) or, if applicable, the assumed “Observation Period” specified in clause (ii)

of “Convertible Security Settlement Method” below, were the Cap Price.

Convertible Security Settlement Method:

For any Relevant Convertible Securities, if Counterparty has notified Dealer in the Notice of Convertible Security Settlement Method that it has elected to satisfy its conversion obligation in respect of such Relevant Convertible Securities in cash or in a combination of cash and Shares in accordance with Section 12.02(b) of the Indenture (a “Cash Election”) with a “Specified Dollar Amount” (as defined in the Indenture) of at least USD1,000, the Convertible Security Settlement Method shall be the settlement method actually so elected by Counterparty in respect of such Relevant Convertible Securities; otherwise, the Convertible Security Settlement Method shall (i) assume Counterparty had made a Cash Election with respect to such Relevant Convertible Securities with a “Specified Dollar Amount” (as defined in the Indenture) of USD1,000 per Relevant Convertible Security (“Net Share Settlement”) and (ii) be calculated as if the relevant Observation Period pursuant to Section 12.02(a) of the Indenture consisted of 60 “VWAP Trading Days” commencing on the 62nd “Scheduled Trading Day” prior to the “Maturity Date” (each as defined in the Indenture).

Notice of Delivery Obligation:

No later than the Exchange Business Day immediately following the last day of the relevant Observation Period, Counterparty shall give Dealer notice of the final number of Shares and/or cash comprising the relevant Convertible Obligation; provided that, with respect to any Exercise Date occurring during the Free Convertibility Period, Counterparty may provide Dealer with a single notice of the aggregate number of Shares and/or cash comprising the Convertible Obligations for all Relevant Convertible Securities (it being understood, for the avoidance of doubt, that the requirement of Counterparty to deliver such notice shall not limit Counterparty’s obligations with respect to Notice of Exercise or Notice of Convertible Security Settlement Method, each as set forth above, in any way).

Other Applicable Provisions:

To the extent Dealer is obligated to deliver Shares hereunder, the provisions of Sections 9.1(c) (modified, however, by deleting the words “such payment and such delivery” contained therein and replacing them with the words “the relevant delivery”), 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the Issuer of the Shares.

Adjustments:

Method of Adjustment:

Notwithstanding Section 11.2 of the Equity Definitions, upon the occurrence of any event or condition giving rise to an adjustment pursuant to Section 12.04 of the Indenture (an “Adjustment Event”), the Calculation Agent shall make the corresponding adjustment in respect of any one or more of the Number of Options, the Option Entitlement and any other variable relevant to the exercise, settlement, payment or other terms of the Transaction, to the extent an analogous adjustment is made under the Indenture, and may adjust the Cap Price as appropriate to account for the economic effect on the Transaction of such event or condition; provided that (i) the Cap Price shall not be adjusted so that it is less than the Strike Price, (ii) in the case of an Adjustment Event of the type described in Section 12.04(d) of the Indenture (an “Adjustment Dividend”), the Cap Price shall be adjusted by the same ratio as that by which the Strike Price changes as a result of such Adjustment Event, (iii) if an Adjustment Dividend occurs during the Hedge Period the magnitude of such adjustment shall be multiplied by a fraction the numerator of which is the number of Exchange Business Days (excluding Disrupted Days) from and including the first Exchange Business Day of the Hedge Period to but excluding the ex-dividend date for such Adjustment Event and the denominator of which is the total number of Exchange Business Days scheduled to occur during the Hedge Period (subject to arithmetic adjustment by the Calculation Agent in the event of partially Disrupted Days occurring during any such period) and (iv) if an Adjustment Dividend occurs during the Observation Period (or any assumed Observation Period hereunder) for any Relevant Convertible Securities, the magnitude of such adjustment shall be multiplied by a fraction the numerator of which is the number of Exchange Business Days (excluding Disrupted Days) from but excluding the ex-dividend date for such Adjustment Event to and including the scheduled last Exchange Business Day of such Observation Period and the denominator of which is the total number of Exchange Business Days scheduled to occur during such Observation Period (subject to arithmetic adjustment by the Calculation Agent in the event of partially Disrupted Days occurring during such Observation Period).  Promptly upon the occurrence of any Adjustment Event, Counterparty shall notify the Calculation Agent of such Adjustment Event; and

once the adjustments to be made to the terms of the Indenture and the Convertible Securities in respect of such Adjustment Event have been determined, Counterparty shall promptly notify the Calculation Agent in writing of the details of such adjustments.

All adjustments in respect of Adjustment Events shall be made assuming that Counterparty had elected to satisfy its conversion obligation in respect of such Relevant Convertible Securities by the Convertible Security Settlement Method, notwithstanding any different actual election by Counterparty with respect to the settlement method for such Relevant Convertible Securities.

Extraordinary Events:

Merger Events:	Notwithstanding Section 12.1(b) of the Equity Definitions, a “Merger Event” means the occurrence of any event or condition set forth in Section 12.09 of the Indenture.

Consequences of Merger Events:

Notwithstanding Section 12.2 of the Equity Definitions, (i) upon the occurrence of a Merger Event, the Calculation Agent shall make the corresponding adjustment in respect of any adjustment under the Indenture to any one or more of the nature of the Shares, the Number of Options, the Option Entitlement and any other variable relevant to the exercise, settlement, payment or other terms of the Transaction, to the extent an analogous adjustment is made under the Indenture in respect of such Merger Event; provided that no such adjustment shall be made to give effect to any adjustment to the Conversion Rate pursuant to a Fundamental Change Adjustment or a Discretionary Adjustment; and provided further that the Calculation Agent may limit or alter any such adjustment referenced in this clause (i) so that the fair value of the Transaction to Dealer (taking into account a commercially reasonable hedge position) is not adversely affected as a result of such adjustment; and provided further that if, with respect to a Merger Event, the consideration for the Shares includes (or, at the option of a holder of Shares, may include) shares of an entity or person not organized under the laws of the United States, any State thereof or the District of Columbia or under the laws of England and Wales, Scotland, the Netherlands, Luxembourg, the Cayman Islands or Bermuda (each a “Qualifying Jurisdiction”), Cancellation and Payment (Calculation Agent Determination) shall apply; and (ii) the Calculation Agent may adjust the Cap Price as appropriate to account for the economic effect on the Transaction of such event; provided that the Cap Price shall not be adjusted so that it is less than the Strike Price. If, with respect to a Merger Event, the consideration for the Shares includes (or, at the option of a holder of

Shares, may include) shares of any entity or person organized under the laws of a Qualifying Jurisdiction, then Section 2(d) of the Agreement shall not apply to any requirement or liability relating to any payment or delivery obligation of Dealer and arising as a result of such Merger Event.

All adjustments in respect of Merger Events shall be made assuming that Counterparty had elected to satisfy its conversion obligation in respect of such Relevant Convertible Securities by the Convertible Security Settlement Method, notwithstanding any different actual election by Counterparty with respect to the settlement method for such Relevant Convertible Securities.

Notice of Merger Consideration and Consequences:

Upon the occurrence of a Merger Event that causes the Shares to be converted into the right to receive more than a single type of consideration (determined based upon any form of stockholder election), Counterparty shall reasonably promptly (but in any event prior to the effective time of such Merger Event) notify the Calculation Agent of (i) the type and amount of consideration that a holder of Shares would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause Shares to be converted into the right to receive more than a single type of consideration, (ii) if holders of a majority of Shares affirmatively make such an election, the weighted average of the types and amounts of consideration received by holders of a plurality of Shares that affirmatively make such an election (or if no (or a minority of) holders of Shares affirmatively make such an election, the weighted average of the types and amount of consideration actually received by all holders of Shares), and (iii) the details of the adjustment to be made under the Indenture in respect of such Merger Event.

Nationalization, Insolvency or Delisting:

Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, the London Stock Exchange, Euronext Paris, the Xetra/Eurex trading platforms of the Deutsche Börse Group or the Madrid Stock Exchange (Bolsa de Madrid) (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Termination Event(s):

Notwithstanding anything to the contrary in the Equity Definitions, if, as a result of an Extraordinary Event, any Transaction would be cancelled or terminated (whether in whole or in part) pursuant to Article 12 of the Equity Definitions, then upon the occurrence of an Extraordinary Event, an Additional Termination Event (with such terminated Transaction(s) (or portions thereof) being the Affected Transaction(s) and Counterparty being the sole Affected Party) shall be deemed to occur, and, in lieu of Sections 12.7, 12.8 and 12.9 of the Equity Definitions, Section 6 of the Agreement shall apply to such Affected Transaction(s).

Additional Disruption Events:

(a) Change in Law:

Applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date and (B) Section 12.9(a)(ii) is hereby amended by (x) adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof, (y) adding the words “or any Hedge Positions” after the word “Shares” in the clause (X) thereof and (z) adding the words “, or holding, acquiring or disposing of Shares or any Hedge Positions relating to,” after the word “obligations” in clause (Y) thereto.

(b) Failure to Deliver:	Applicable

(c) Insolvency Filing:	Applicable

(d) Hedging Disruption:	Applicable

(e) Increased Cost of Hedging:	Applicable

Hedging Party:	For all applicable Potential Adjustment Events and Extraordinary Events, Dealer

Determining Party:	For all applicable Extraordinary Events, Dealer

Non-Reliance:	Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

3. Calculation Agent:

Dealer; provided that, following the occurrence of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the Defaulting Party, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent with respect to the Transactions under this Confirmation.  Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent will as promptly as commercially reasonably practicable (but in any event no later than the date five (5) Exchange Business Days following the later of (i) the date of such written request and (ii) the date of such determination or calculation) provide to Counterparty by e-mail, to the e-mail address provided by Counterparty in such written request, a report (in a commonly used file format for the storage and manipulation of financial data without disclosing any proprietary models of the Calculation Agent) displaying in reasonable detail the basis for such determination or calculation, as the case may be.

4. Account Details: Dealer Payment Instructions: [ ] For [ ] A/C #[ ] ABA: [ ]
Counterparty Payment Instructions: To be provided by Counterparty.

5.     Offices:

The Office of Dealer for the Transaction is:

[                   ]

The Office of Counterparty for the Transaction is:

909 Third Avenue, Suite 2863, New York, New York 10022.

6.     Notices: For purposes of this Confirmation:

(a)           Address for notices or communications to Counterparty:

To:	[ ]
Attn:	[ ]
[ ]
Telephone:	[ ]
Facsimile:	[ ]

With a copy to:

Attn:	[ ]
[ ]
Telephone:	[ ]
Facsimile:	[ ]

(b)                                 Address for notices or communications to Dealer:

To:	[ ]
[ ]
[ ]
Attn:	[ ]
[ ]
Telephone:	[ ]
Facsimile:	[ ]
Email:	[ ]

With a copy to:

Attention:	[ ]
[ ]
Telephone:	[ ]
Facsimile:	[ ]
Email:	[ ]

And email notification to the following address:

[                   ]

(c)                                  Section 12(a) of the Agreement is amended by inserting “or 13(c)” between “6” and “may” in the second line thereof.

7.     Representations and Agreements:

(a)           In addition to the representations in the Agreement and those contained elsewhere herein, Counterparty represents to and for the benefit of, and agrees with, Dealer as follows:

(i)            On the Trade Date and as of the date of any election by Counterparty of the Share Termination Alternative under (and as defined in) Section 8(c) below, (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares and (B) all reports and other documents filed by Counterparty with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(ii)           (A) The Shares or securities that are convertible into, or exchangeable or exercisable for, Shares are not, and Counterparty will not cause the Shares or any such securities to be, subject to a “restricted period,” as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”) at any time during the period commencing on the Trade Date and ending on the second Exchange Business Day immediately following the Hedge Period End Date or, if the VWAP Price on the second Exchange Business Day immediately prior to the commencement of the Observation Period for any Relevant Convertible Securities (or any assumed Observation Period hereunder) or any Unwind Period (as defined below) is greater than 90% of the Cap Price, during the Observation Period for any Relevant Convertible Securities (or any assumed Observation Period hereunder) or during any Unwind Period and (B) Counterparty shall not engage in any “distribution,” as such term is defined in Regulation M, with respect to Shares or securities that are convertible into, or exchangeable or exercisable for Shares, other than a distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M, from the date hereof until the second Exchange Business Day immediately following the Hedge Period End Date or, if the VWAP Price on the second Exchange Business Day immediately prior to the commencement of the Observation Period for any Relevant Convertible Securities (or any assumed Observation Period hereunder) or any Unwind Period is greater than 90% of the Cap Price, from the first day of the Observation Period for any Relevant Convertible Securities (or any assumed Observation Period hereunder) or of any Unwind Period until the second Exchange Business Day immediately following the last day of such Observation Period (or assumed Observation Period) or Unwind Period, as the case may be; provided that, notwithstanding anything to the contrary contained in this Section 7(a)(ii), the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares may be subject to a “restricted period” and Counterparty may engage in a “distribution” of Shares or other securities for which the Shares are a reference security for purposes of Rule 102 of Regulation M if Counterparty notifies Dealer in writing at least five (5) Exchange Business Days before the commencement of such “restricted period” or the “restricted period” in respect of such “distribution” and promptly notifies Dealer of the completion of such “distribution”. Counterparty acknowledges that such event may cause Dealer to exercise its rights under Section 8(a), and agrees that any such action by Counterparty shall be taken in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such action shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such action shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(iii)          Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that neither Dealer nor any of its affiliates is making any representations or taking a position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(iv)          Without limiting the generality of Section 3(a)(iii) of the Agreement, the Shares are not subject to a tender offer subject to Rule 13e-1 or Rule 13e-4 under the Exchange Act.

(v)           Prior to the Trade Date, Counterparty shall deliver to Dealer evidence reasonably satisfactory to Dealer that Counterparty’s board of directors has duly authorized the Transaction.

(vi)          Counterparty is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or to otherwise in violation of the Exchange Act.

(vii)         Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii)        On each of the Trade Date, the Initial Premium Payment Date and the Additional Premium Payment Date, Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)) and Counterparty would be able to purchase the Shares hereunder in compliance with the laws of the jurisdiction of Counterparty’s incorporation.

(ix)          No state or local (including non-U.S. jurisdictions) law or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) by Counterparty as a result of Dealer or its affiliates owning or holding (however defined) Shares.

(x)           Except as otherwise agreed upon in writing by the parties, on the Trade Date, during the Hedge Period and, if the VWAP Price on the second Exchange Business Day immediately prior to the commencement of the Observation Period for any Relevant Convertible Securities (or any assumed Observation Period hereunder) or any Unwind Period is greater than 90% of the Cap Price, during the Observation Period for any Relevant Convertible Securities (or any accrued Observation Period hereunder) or during any Unwind Period, neither Counterparty nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) of Counterparty shall directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares; provided that neither Counterparty nor any “affiliated purchaser” of Counterparty shall be prohibited from engaging in any transaction relating to the issuance, exercise or sale of any options or other securities granted by Counterparty to directors, officers or employees of Counterparty; and provided further that, notwithstanding anything to the contrary contained in this Section 7(x), Counterparty and any “affiliated purchaser” of Counterparty may directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares if Counterparty notifies Dealer in writing at least five (5) Exchange Business Days before the commencement of any such event and promptly notifies Dealer of the completion of any such event. Counterparty acknowledges that any such event may cause Dealer to exercise its rights under Section 8(a), and agrees that any such action by Counterparty shall be taken in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such action shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such action shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(xi)          Except as advised by Counterparty to Dealer prior to the execution of this Confirmation, Counterparty has not and will not enter into capped call agreements similar to the Transaction described herein or any accelerated share buyback, forward share repurchase, option purchase, cash or net-share settled forward sale or warrant or other agreements or transactions to directly or indirectly (including by means of a derivative instrument) purchase any Shares or are likely to result in any purchases of Shares by a counterparty, where any initial hedge period, calculation period, relevant period or settlement valuation period (each however defined) in such other transaction will overlap at any time (including as a result of extensions in such initial hedge period, calculation period, relevant period or settlement valuation period as provided in the relevant agreements) with the Hedge Period or, if the VWAP Price on the second Exchange Business Day immediately prior to the commencement of the potential Observation Period for any Relevant Convertible Securities (or any assumed Observation Period hereunder) or any Unwind Period is greater than 90% of the Cap Price, the potential Observation Period (or assumed Observation Period hereunder) for any Relevant Convertible Securities under this Confirmation without the prior written consent of Dealer; provided that neither Counterparty nor any “affiliated purchaser” of Counterparty shall be prohibited from engaging in any transaction relating to the issuance, exercise or sale of any options or other securities granted by Counterparty to directors, officers or employees of Counterparty; and provided further that, notwithstanding anything to the contrary contained in this Section 7(xi), Counterparty may enter into any such transaction if Counterparty notifies Dealer in writing at least five (5) Exchange Business Days before the commencement of any such initial hedge period, calculation period, relevant period or settlement valuation period (each however defined) in such other transaction and promptly notifies Dealer of the completion of any such initial hedge period, calculation period, relevant period or settlement valuation period (each however defined) in such other transaction. Counterparty acknowledges that any such event may cause Dealer to exercise its rights under Section 8(a), and agrees that any such action by Counterparty shall be taken in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such action shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such action shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(b)           Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

(c)           Each of Dealer and Counterparty acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) thereof.  Accordingly, each of Dealer and Counterparty represents to the other that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment and its investments in and liabilities in respect of the Transaction, which it understands are not readily marketable, are not disproportionate to its net worth, and it is able to bear any loss in connection with the Transaction, including the loss of its entire investment in the Transaction, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account and without a view to the distribution or resale thereof, (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws, and (v) its financial condition is such that it has no need for liquidity with respect to its investment in the Transaction and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness and is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction.

(d)           Counterparty and Dealer each agree and acknowledge that it believes Dealer to be a “financial institution,” “swap participant” and “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of the Bankruptcy Code.  The parties hereto further agree and acknowledge that it is the intent of the parties that (A) this Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment” within the meaning of Section 546 of the Bankruptcy Code, and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer” within the meaning of Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 363 and 546 of the Bankruptcy Code, and (B) Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(b)(27), 362(o), 546(e), 546(g), 546(j), 548(d)(2), 555, 560 and 561 of the Bankruptcy Code.

(e)           As a condition to the effectiveness of the Transaction, Counterparty and Dealer shall each deliver to the other an incumbency certificate, dated as of the Trade Date, in customary form.

(f)            Counterparty represents that it has received, read and understands the OTC Options Risk Disclosure Statement and a copy of the most recent disclosure pamphlet prepared by The Options Clearing Corporation entitled “Characteristics and Risks of Standardized Options”.

(g)           Each party acknowledges and agrees to be bound by the Conduct Rules of the Financial Industry Regulatory Authority, Inc. applicable to transactions in options, and further agrees not to violate the position and exercise limits set forth therein.

(h)           Dealer hereby represents and covenants to Counterparty that it has implemented reasonable policies and procedures, taking into consideration the nature of its business, to ensure that individuals making investment decisions related to any Transaction do not have access to material nonpublic information regarding Issuer that may be in possession of other individuals at Dealer.

(i)                                     Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party’s obligations under any Transaction.

(j)                                     To the extent Dealer is relying on one or both of the Exemptions (as defined in the Resolutions adopted by the Board of Directors of Counterparty on September 14, 2010), Dealer hereby represents and covenants to Counterparty that it will comply with the requirements of the Continuing Dealer Covenant as defined in the Rights Agreement (as defined below), and that if it becomes unable to comply with the requirements of such Continuing Dealer Covenant, it will promptly notify the Counterparty.

8.  Other Provisions:

(a)                                  Right to Extend.  Dealer may postpone any Exercise Date or Settlement Date or any other date of valuation or delivery by Dealer, with respect to some or all of the relevant Options (in which event the Calculation Agent shall make appropriate adjustments to the Delivery Obligation to account for the economic effect on the Transaction of such postponement), if Dealer determines, in its reasonable discretion, that material liquidity restrictions in the market or, based on the advice of nationally recognized outside counsel, regulatory restrictions, make it impracticable or imprudent without such postponement for Dealer to purchase Shares or Share Termination Delivery Units in the market as reasonably necessary or appropriate to satisfy its obligations hereunder; provided that (i) if Dealer postpones any such date, Dealer shall notify Counterparty as promptly as commercially reasonably practicable of such postponement, and (ii) if as a result of any such postponement the Settlement Date would be later than the Settlement Date that would otherwise apply (the “Original Settlement Date”), then on the Original Settlement Date Dealer shall (i) pay to Counterparty Dealer’s good faith and commercially reasonable estimate of the amount of cash, if any, that Dealer will owe to Counterparty on the Settlement Date and (ii) deliver to Counterparty a number of Shares equal to the lesser of (A) the number of Shares that would be deliverable if the date one Settlement Cycle prior to the Original Settlement Date were the last valuation date for determination of the number of Shares deliverable and (B) the number of Shares that Dealer or its affiliates then own, if any, in connection with Dealer’s hedging of the Transaction, and on the Settlement Date the appropriate party will pay and/or deliver to the other party the difference between such initial payment and/or delivery and the amount of cash and/or the number of Shares, in each case if any, ultimately owed by Dealer on the Settlement Date.

(b)                                 Additional Termination Events.  The occurrence of (i) an event of default with respect to Counterparty under the terms of the Convertible Securities as set forth in Section 5.01 of the Indenture, (ii) an Amendment Event or (iii) an Excluded Conversion Event shall be an Additional Termination Event with respect to which the Transaction is the sole Affected Transaction and Counterparty is the sole Affected Party, and Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement and to determine the amount payable pursuant to Section 6(e) of the Agreement; provided that in the case of an Excluded Conversion Event (A) the Transaction shall be subject to termination only in respect of a number of Options equal to the number of Convertible Securities that cease to be outstanding in connection with or as a result of such Excluded Conversion Event and (B) if Counterparty disputes Dealer’s determination of the amount payable pursuant to Section 6(e) of the Agreement, then Counterparty shall have the right to compare such amount as determined by Dealer (the “Dealer Determined Amount”) to the corresponding amount[s] determined by the Other Dealer[s] under the Other Capped Call Transaction[s] (before application of the provision of such Other Capped Call Transaction[s] corresponding to this clause (B)) (the “Other Dealer Determined Amount[s]” and, together with the Dealer Determined Amount, the “Determined Amounts”). If the Dealer Determined Amount is more than 1% less than the weighted average of the Determined Amounts (with such weighting based on the “Applicable Percentage” applicable to this Transaction and such Other Capped Call Transaction[s]), then the amount payable pursuant to Section 6(a) of the Agreement shall be 1% less than such weighted average. “Other Dealer” means Counterparty’s counterparty in relation to [an][the] Other Capped Call Transaction. “Other Capped Call Transaction” means a transaction entered into by Counterparty on the date hereof with terms substantially identical to those of the Transaction, except that the “Applicable Percentage” specified therein need not be same as the Applicable Percentage for the Transaction. For the avoidance of doubt, in determining the amount payable in respect of such Affected Transaction pursuant to Section 6 of the Agreement in connection with an Excluded Conversion Event, the Calculation Agent shall assume that (x) the relevant Excluded Convertible Securities shall not have been converted and remain outstanding, and (y) in the case of an Induced Conversion, any adjustments, agreements, additional payments, deliveries or acquisitions by or on behalf of Counterparty or any affiliate of Counterparty in connection therewith had not occurred.

“Amendment Event” means that Counterparty amends, modifies, supplements or obtains a waiver in respect of any term of the Indenture or the Convertible Securities with respect to matters specified in Section 9.02 of the Indenture, in each case, without the consent of Dealer, such consent not be unreasonably withheld or delayed.

“Excluded Conversion Event” means any conversion of any Excluded Convertible Securities.

“Induced Conversion” means a conversion of any Excluded Convertible Securities (A) in connection with (x) an adjustment to the Conversion Rate effected by Counterparty (whether any Discretionary Adjustment or otherwise) that is not required under the terms of the Indenture or (y) an agreement by Counterparty with the holder(s) of such Convertible Securities whereby, in the case of either (x) or (y), the holder(s) of such Convertible Securities receive upon conversion or pursuant to such agreement, as the case may be, a payment of cash or delivery of Shares or any other property or item of value that was not required under the terms of the Indenture or (B) after having been acquired from a holder of Convertible Securities by or on behalf of Counterparty or any of its subsidiaries other than pursuant to a conversion by such Holder and thereafter converted by or on behalf of Counterparty or any subsidiary of Counterparty.

(c)                                  Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events.  If Dealer shall owe Counterparty any amount pursuant to Section 12.2 of the Equity Definitions or “Consequences of Merger Events” above, or Sections 12.6, 12.7 or 12.9 of the Equity Definitions or pursuant to Section 6(d)(ii) of the Agreement (a “Payment Obligation”), Dealer shall have the right, in its sole discretion exercised in good faith, to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) (a “Dealer Share Termination”).  In addition, in the case of a Payment Obligation arising as a result of an Excluded Conversion Event, Counterparty shall have the right, in its sole discretion exercised in good faith, to require Dealer to satisfy such Payment Obligation by the Share Termination Alternative (a “Counterparty Share Termination”) by giving irrevocable written notice to Dealer at the time Counterparty notifies Dealer of such Excluded Conversion Event:

Share Termination Alternative:

Means that Dealer shall deliver to Counterparty the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant to “Consequences of Merger Events” above or Sections 12.2, 12.6, 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation; provided that in the case of a Counterparty Share Termination, Dealer may make such delivery within one Settlement Cycle following the end of a period selected by Dealer in a commercially reasonable manner (an “Unwind Period”). Within two Exchange Business Days of the commencement of any Unwind Period, Dealer shall notify Counterparty of Dealer’s nonbinding estimate of the expected length of such Unwind Period. Within two Exchange Business Days of completion of any Unwind Period, Dealer shall notify Counterparty of such completion.

Share Termination Delivery Property:

A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of the aggregate amount of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:

The value of property contained in one Share Termination Delivery Unit, as determined by the Calculation Agent at the time of delivery thereof or, in the case of a Counterparty Share Termination in which Dealer selects and Unwind Period, during such Unwind Period.

Share Termination Delivery Unit:

In the case of a Termination Event, Event of Default, Delisting or Additional Disruption Event, one Share or, in the case of an Insolvency, Nationalization or Merger Event, one Share or a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization or Merger Event, as applicable. If such Insolvency, Nationalization or Merger Event involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:	Applicable

Other Applicable Provisions:

If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction, except that all references to “Shares” shall be read as references to “Share Termination Delivery Units”; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Counterparty is the issuer of any Share Termination Delivery Units (or any part thereof).

(d)                                 Disposition of Hedge Shares.  Counterparty hereby agrees that if, in the good faith commercially reasonable judgment of Dealer based on the advice of nationally recognized outside counsel, the Shares (the “Hedge Shares”) acquired by Dealer for the purpose of hedging its obligations pursuant to the Transaction cannot be sold by Dealer without registration under the Securities Act (including for the avoidance of doubt pursuant to Regulation S under the Securities Act) in the U.S. public market or, if a non-U.S. market has sufficient liquidity as determined by the Calculation Agent, in such non-U.S. market provided that there are no material additional costs or restrictions with respect to selling such Hedge Shares in such non-U.S. market, Counterparty shall, at its election: (i) in order to allow Dealer to sell the Hedge Shares in a registered offering, make available to Dealer an effective registration statement under the Securities Act to cover the resale of such Hedge Shares and (A) enter into an agreement, in form and substance satisfactory to Dealer, substantially in the form of an underwriting agreement for a registered offering, (B) provide accountant’s “comfort” letters in customary form for registered offerings of equity securities, (C) provide disclosure opinions of nationally recognized outside counsel to Counterparty reasonably acceptable to Dealer, (D) provide other customary opinions, certificates and closing documents customary in form for registered offerings of equity securities and (E) afford Dealer a reasonable opportunity to conduct a “due diligence” investigation with respect to Counterparty customary in scope for underwritten offerings of equity securities; provided, however, that if Counterparty elects clause (i) above but the items referred to therein are not completed in a timely manner, or if Dealer, in its sole commercially reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this Section 8(d) shall apply at the election of Counterparty; (ii) in order to allow Dealer to sell the Hedge Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance satisfactory to Dealer, including customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Hedge Shares from Dealer), opinions and certificates and such other documentation as is customary for private placements agreements, all reasonably acceptable to Dealer (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary, in its reasonable judgment, to compensate Dealer for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement); or (iii) purchase the Hedge Shares from Dealer at the VWAP Price on such Exchange Business Days, and in the amounts, requested by Dealer.  This Section 8(d) shall survive the termination, expiration or early unwind of the Transaction.

(e)                                  Repurchase and Conversion Rate Adjustment Notices.  Counterparty shall not effect any repurchase of Shares or consummate any transaction or event (a “Conversion Rate Adjustment Event”) that would increase the Conversion Rate, unless Counterparty shall have given Dealer at least two Exchange Business Days’ prior written notice of its intention to effect such repurchase, which intention can be stated in terms of a maximum number of Shares to be repurchased over a specified period (e.g., a specified maximum number to be purchased over a quarterly period), or Conversion Rate Adjustment Event (a “Repurchase Notice”) on such day if, following such repurchase or Conversion Rate Adjustment Event, the Notice Percentage would reasonably be expected to be (i) greater than 4.5% and (ii) greater by 0.5% than the Notice Percentage included in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater than the Notice Percentage as of the date hereof), and, if such repurchase or Conversion Rate Adjustment Event would constitute material non-public information with respect to Counterparty or the Shares, Counterparty shall have made public disclosure thereof at or prior to delivery of such Repurchase Notice.  The “Notice Percentage” as of any day is the fraction, expressed as a percentage, the numerator of which is the Number of Shares and the denominator of which is the number of Shares outstanding on such day.  Except as Counterparty otherwise notifies Dealer, Dealer shall be deemed to have been given a Repurchase Notice with the filing of each Form 10-Q or 10-K by Counterparty with it assumed that Counterparty would purchase 4% of the outstanding Shares until the next such filing.  If Counterparty notifies Dealer of its intention to repurchase a number of Shares, or up to a maximum number of Shares, in the future pursuant to this Section 8(e), the maximum number of Shares will be deemed to have been repurchased as of the date of such notice for purposes of determining whether an Excess Ownership Position (as defined below) exists.

(f)                                     Transfer and Assignment.  Either party may transfer or assign any of its rights or obligations under the Transaction with the prior written consent of the non-transferring party, such consent not to be unreasonably withheld or delayed; provided that Dealer may transfer or assign, without any consent of Counterparty, its rights and obligations hereunder and under the Agreement, in whole or in part, to any of its affiliates, in each case whose obligations hereunder are guaranteed by Dealer or Dealer’s guarantor hereunder, but only if (i) Counterparty will not be required to pay to the assignee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement (except in respect of Interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) greater than the amount in respect of which Counterparty would have been required to pay to Dealer in the absence of such assignment; (ii) Counterparty will not receive a payment from which an amount has been withheld or deducted, on account of a Tax under Section 2(d)(i) of the Agreement (except in respect of interest under Section 2(d), 6(d)(ii) or 6(e) of the Agreement), in excess of that which Dealer would have been required to so withhold or deduct in the absence of such assignment, unless the assignee will be required to make additional payments pursuant to Section 2(d)(i)(4) of the Agreement in respect of such excess; (iii) immediately upon giving effect to such transfer, no Event of Default, no Potential Event of Default and no Termination Event will have occurred as a result thereof; and (iv) Dealer shall have caused the transferee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine that results described in clauses (i) and (ii) will not occur upon or after such transfer and assignment. If at any time at which (1) the Equity Percentage exceeds 9.0% or (2) Dealer, Dealer Group (as defined below) or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Bank Holding Company Act of 1956, as amended, or any other federal, state or local (including non-U.S.) law, regulations or regulatory orders applicable to ownership of Shares that (A) are enacted or promulgated after the Trade Date, (B) apply to Counterparty by reason of Counterparty’s particular business or (C) apply to Counterparty by reason of Counterparty doing business in a particular non-U.S. jurisdiction or jurisdictions or, if the Resolutions adopted by the Board of Directors of Counterparty on September 14, 2010 are modified in any way or the Amendment dated as of September 14, 2010 to the Rights Agreement dated as of March 25, 2004 between

Counterparty and The Bank of New York, as amended (the “Rights Agreement”) is amended or modified in any way, under Section 203 of the Delaware General Corporate Law or under the Rights Agreement as amended (“Applicable Ownership Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership in excess of a number of Shares equal to (x) the number of Shares or any Hedge Positions that would give rise to reporting, registration, filing or notification obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Ownership Provisions and with respect to which such requirements have not been met or the relevant approval has not been received (or, in the case that the Rights Agreement constitutes an Applicable Ownership Provision, cause a Dealer Person to become an Acquiring Person under, and as defined in, the Rights Agreement) minus (y) 1% of the number of Shares outstanding on the date of determination (either such condition described in clause (1) or (2), an “Excess Ownership Position”), Dealer is unable to effect a transfer or assignment to a third party after its commercially reasonable efforts on pricing and terms and within a time period reasonably acceptable to Dealer such that an Excess Ownership Position no longer exists, Dealer may designate any Scheduled Trading Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of the Transaction, such that an Excess Ownership Position no longer exists following such partial termination.  In the event that Dealer so designates an Early Termination Date with respect to a portion of the Transaction, a payment or delivery shall be made pursuant to Section 6 of the Agreement and Section 8(c) of this Confirmation as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Terminated Portion of the Transaction, (ii) Counterparty were the sole Affected Party with respect to such partial termination (except that if the Excess Ownership Position arose as a result of holdings by Dealer or its affiliates unrelated to the Transaction or the hedging thereof, then Dealer and Counterparty shall both be treated as Affected Parties), (iii) such portion of the Transaction were the only Terminated Transaction and (iv) Dealer were the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement and to determine the amount payable pursuant to Section 6(e) of the Agreement.  The “Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer (collectively, “Dealer Group”) “beneficially own” (within the meaning of Section 13 of the Exchange Act) without duplication on such day and (B) the denominator of which is the number of Shares outstanding on such day.

In the case of a transfer or assignment by Counterparty of its rights and obligations hereunder and under the Agreement, in whole or in part (any such Options so transferred or assigned, the “Transfer Options”), to any party, withholding of such consent by Dealer shall not be considered unreasonable if such transfer or assignment does not meet the reasonable conditions that Dealer may impose including, but not limited, to the following conditions:

(A)                          With respect to any Transfer Options, Counterparty shall not be released from its notice and indemnification obligations pursuant to Section 8(e) or any obligations under Section 2 (regarding Extraordinary Events) or 8(d) of this Confirmation;

(B)                            Any Transfer Options shall only be transferred or assigned to a third party that is a U.S. person (as defined in the Internal Revenue Code of 1986, as amended);

(C)                            Such transfer or assignment shall be effected on terms, including any reasonable undertakings by such third party (including, but not limited to, undertakings with respect to compliance with applicable securities laws in a manner that, in the reasonable judgment of Dealer, will not expose Dealer to material risks under applicable securities laws) and execution of any documentation and delivery of legal opinions with respect to securities laws and other matters by such third party and Counterparty as are requested and reasonably satisfactory to Dealer;

(D)                           Dealer will not, as a result of such transfer and assignment, be required to pay the transferee on any payment date an amount under Section 2(d)(i)(4) of the Agreement greater than an amount that Dealer would have been required to pay to Counterparty in the absence of such transfer and assignment;

(E)                             An Event of Default, Potential Event of Default or Termination Event will not occur as a result of such transfer and assignment;

(F)                             Without limiting the generality of clause (B), Counterparty shall have caused the transferee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Dealer to permit Dealer to determine that results described in clauses (D) and (E) will not occur upon or after such transfer and assignment; and

(G)                            Counterparty shall be responsible for all reasonable costs and expenses, including reasonable counsel fees, incurred by Dealer in connection with such transfer or assignment.

Any purported transfer or assignment by either party that is not in compliance with this Section 8(f) will be void.

(g)                                 Staggered Settlement. Dealer may, by written notice to Counterparty (including by e-mail) prior to any Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares on one or more dates (each, a “Staggered Settlement Date”) or at two or more times on the Nominal Settlement Date as follows:

(i)                                     in such notice, Dealer will specify to Counterparty the related Staggered Settlement Dates (each of which will be on or prior to the Nominal Settlement Date, but not prior to the earlier of the relevant Conversion Date and the first day of the relevant Observation Period) or delivery times and how it will allocate the Shares it is required to deliver under “Delivery Obligation” (above) among the Staggered Settlement Dates or delivery times; and

(ii)                                  the aggregate number of Shares that Dealer will deliver to Counterparty hereunder on all such Staggered Settlement Dates and delivery times will equal the number of Shares that Dealer would otherwise be required to deliver on such Nominal Settlement Date.

(h)                                 Disclosure.  Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

(i)                                     Set-off.   The parties agree to amend Section 6 of the Agreement by adding a new Section 6(f) thereto as follows:

“(f)  Upon the occurrence of an Event of Default or Termination Event with respect to a party who is the Defaulting Party or the sole Affected Party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (or any Affiliate of Y) (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) owed to X (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation), to the extent permitted by applicable law.  Y will promptly give notice to the other party of any set-off or application of obligations effected under this Section 6(f).

Amounts (or the relevant portion of such amounts) subject to set-off or application of obligations under this Section 6(f) may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.  If any obligation is unascertained, Y may in good faith and in a commercially reasonable manner estimate that obligation and set-off (or apply) in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.  Nothing in this Section 6(f) shall be effective to create a charge or other security interest.  This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

(j)                                     Governing Law.  THE AGREEMENT, THIS CONFIRMATION AND ALL MATTERS ARISING IN CONNECTION WITH THE AGREEMENT AND THIS CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE, OTHER THAN TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(k)          Amendment.  This Confirmation and the Agreement may not be modified, amended or supplemented, except in a written instrument signed by Counterparty and Dealer.

(l)             Counterparts.  This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(m)       Adjustments.  For the avoidance of doubt, whenever the Calculation Agent is called upon to make an adjustment pursuant to the terms of this Confirmation or the Definitions to take into account the effect of an event, the Calculation Agent shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position.  The Calculation Agent shall, as soon as reasonably practicable, notify Counterparty in writing of any adjustment to the Strike Price, Number of Options, Option Entitlement and/or any other variable relevant to the exercise, settlement, payment or other terms of the Transaction, and in any event will use commercially reasonable efforts to do so within three (3) Exchange Business Days.

9.               General Obligations Law of New York.  (i) This Confirmation, as supplemented by the Trade Notification, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); (ii) such Trade Notification constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (iii) this Confirmation constitutes a prior “written contract” as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Confirmation as supplemented by the Trade Notification.

10.       Waiver of Jury Trial.  Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to any Transaction. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into any Transaction hereunder by, among other things, the mutual waivers and certifications provided herein.

11.       Submission to Jurisdiction.  Section 13(b) of the Agreement is deleted in its entirety and replaced by the following:

“Each party hereby irrevocably and unconditionally submits for itself and its property in any suit, legal action or proceeding relating to this Agreement and/or any Transaction, or for recognition and enforcement of any judgment in respect thereof, (each, “Proceedings”) to the exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof.  Nothing in this Confirmation, any Trade Notification or this Agreement precludes either party from bringing Proceedings in any other jurisdiction if (A) the courts of the State of New York or the United States of America for the Southern District of New York lack jurisdiction over the parties or the subject matter of the Proceedings or declines to accept the Proceedings on the grounds of lacking such jurisdiction; (B) the Proceedings are commenced by a party for the purpose of enforcing against the other party’s property, assets or estate any decision or judgment rendered by any court in which Proceedings may be brought as provided hereunder; (C) the Proceedings are commenced to appeal any such court’s decision or judgment to any higher court with competent appellate jurisdiction over that court’s decisions or judgments if that higher court is located outside the State of New York or Borough of Manhattan, such as a federal court of appeals or the U.S. Supreme Court; or (D) any suit, action or proceeding has been commenced in another jurisdiction by or against the other party or against its property, assets or estate and, in order to exercise or protect its rights, interests or remedies under the Agreement, this Confirmation or any Trade Notification, the party (1) joins, files a claim, or takes any other action, in any such suit, action or proceeding, or (2) otherwise commences any Proceeding in that other jurisdiction as the result of that other suit, action or proceeding having commenced in that other jurisdiction.”

Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to [Dealer], [                   ], Facsimile No. [                   ].

Yours faithfully,

[DEALER]

By:
Name:
Title:

Agreed and Accepted By:

VIRGIN MEDIA INC.

By:
Name:
Title:

SCHEDULE A

TRADE NOTIFICATION

To:	Virgin Media Inc.
909 Third Avenue, Suite 2863
New York, New York 10022

From:	[Dealer]

Subject:	Capped Call Transaction

Ref. No:	[Insert Reference No.]

Date:	[Insert Date]

The purpose of this Trade Notification is to notify you of certain terms in the Transaction entered into between [Dealer] [, represented by [         ] (the “Agent”) as its agent,](7) and Virgin Media Inc. (together, the “Contracting Parties”) bearing the trade reference number set forth above.

This Trade Notification supplements, forms part of, and is subject to the Confirmation dated as of [Insert Date of Confirmation] between the Contracting Parties, as amended and supplemented from time to time.

Hedge Period Reference Price:	USD [ ]
Premium:	USD [ ]
Additional Premium:	USD [ ]
Additional Premium Payment Date:	[ ]

Yours sincerely,

[DEALER]

By:
Authorized Signatory

(7)  Delete if not applicable to Dealer

A-1

SCHEDULE B

Hedge Period Reference Price	Premium

B-1